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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF SPACELABS MEDICAL, INC.

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                                       JURISDICTION OF              PERCENTAGE OF
               SUBSIDIARY               INCORPORATION               VOTING CONTROL
               ----------               -------------               --------------
Spacelabs Medical, Inc. ................. California                      100
Spacelabs International, Inc. ........... Delaware                        100
Spacelabs Medical GmbH .................. Germany                         100
Spacelabs Medical SARL .................. France                           99(1)
Spacelabs Medical Products Pty. Ltd. .... New South Wales, Australia       99.99(2)
Spacelabs Produits Medicaux Ltee. ....... Quebec, Canada                   99.99(2)
Spacelabs Medical Products GmbH ......... Austria                          99(1)
Spacelabs Medical Ltd. .................. England & Wales                  99(1)
Spacelabs Medical Limited ............... Hong Kong                        99(1)
Spacelabs (Singapore) Pte. Ltd. ......... Singapore                       100
Spacelabs Medical Instruments
(Tianjin) Co. Ltd. ...................... Tianjin, China                  100
Spacelabs Medical, S.A. de C.V. ......... Mexico                           99(1)
Spacelabs Medical, S.A. ................. Spain                            99(1)
Spacelabs Medical, Ltd. ................. Taiwan                           99.99(3)
Spacelabs Medical AB .................... Sweden                          100
Spacelabs Medical B.V. .................. Netherlands                     100
Spacelabs Medical S.r.l. ................ Italy                            99(1)
Spacelabs Medical Private Ltd. .......... India                            99(1)
Intesys, Inc. ........................... Delaware                        100
Vita-Stat Medical Services, Inc. ........ Florida                         100
Spacelabs Medical Trading Company ....... Guam                            100
Intesys Acquisition Corp. ............... Delaware                        100
Spacelabs Burdick, Inc. ................. Delaware                        100
Shanghai Burdick Medical Instrument
Co., Ltd. ............................... China                            56
SMD Software L.L.C. ..................... Washington                       55(4)
Lifeclinic.com Corporation .............. Delaware                        100
Lifeclinic Holding Corp. ................ Washington                      100
E-Lifeclinic Corp. ...................... Washington                      100
Lifeclinic Medical Data Corp. ........... Washington                      100

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(1)  1% issued to Spacelabs Medical, Inc. (California); remaining 99% issued to
     Spacelabs International, Inc.

(2) 1 share issued to Spacelabs Medical, Inc. (California); remaining shares issued to Spacelabs International, Inc.

(3) 499,994 shares held by Spacelabs International, Inc., 1 share held by Spacelabs Medical, Inc. (California), 1 share held by Spacelabs Medical, Inc. (Delaware), 1 share held by Intesys, Inc., 1 share held by Vita-Stat Medical Services, Inc., 1 share held by Spacelabs Medical Trading Company, 1 share held by Intesys Acquisition Corp.

(4)  45% held by Emergent Information Technologies, Inc.